Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS SECOND QUARTER 2026 RESULTS;
QUARTERLY DIVIDEND OF $0.89 PER SHARE

	Second Quarter Results				Year to Date Results
	U.S. GAAP		Adjusted		U.S. GAAP		Adjusted
	Q2 2026	Q2 2025	Q2 2026	Q2 2025	YTD 2026	YTD 2025	YTD 2026	YTD 2025
Net Revenues ($ mm)	$990.2	$833.8	$999.5	$838.9	$2,381.8	$1,528.7	$2,401.0	$1,538.8
Operating Income ($ mm)	$146.6	$150.4	$189.7	$157.1	$477.3	$261.6	$544.2	$273.3
Net Income Attributable to Evercore Inc. ($ mm)	$95.3	$97.2	$127.1	$105.4	$396.5	$243.4	$461.8	$260.2
Diluted Earnings Per Share	$2.32	$2.36	$2.91	$2.42	$9.56	$5.85	$10.48	$5.92
Compensation Ratio	64.8%	65.8%	63.5%	65.4%	64.9%	66.0%	63.8%	65.5%
Operating Margin	14.8%	18.0%	19.0%	18.7%	20.0%	17.1%	22.7%	17.8%

Business and Financial Highlights	■
Record Second Quarter and First Half Net Revenues were $1.0 billion and $2.4 billion, respectively, on both a U.S. GAAP and an Adjusted basis. Second Quarter and First Half 2026 Net Revenues increased 19% and 56%, respectively, on both a U.S. GAAP and an Adjusted basis versus 2025

■
Second Quarter and First Half Operating Income were $146.6 million and $477.3 million, respectively, on a U.S. GAAP basis and $189.7 million and $544.2 million, respectively, on an Adjusted basis. First Half Operating Margins of 20.0% and 22.7% on a U.S. GAAP and an Adjusted basis, respectively, increased 293 and 490 basis points, respectively, versus 2025

	■	Our North America Strategic Advisory, Private Funds Group, and Equities businesses each delivered record second quarter revenues, while our Underwriting and Wealth Management businesses each delivered their best quarters on record

	■	Evercore advised on a number of notable and complex transactions, including:

■ Arcosa’s $8.5 billion sale to CRH

■ Iridium Communications’s $8.0 billion sale to Rocket Lab

■ National Grid’s $1.75 billion investment in Joulent

■ Victoria’s Secret on its successful proxy fight against BBRC

	■	In our Underwriting business, Evercore served as a Lead or Active Bookrunner on a number of notable transactions, including:

■ Active bookrunner on Parabilis Medicine’s $771 million IPO, the largest biotechnology IPO of all time

■ Lead left bookrunner on Red Cat’s $259 million follow-on offering

	■	Our Private Funds Group ranked #1 in Private Equity International’s (“PEI”) 2025 Placement Agent Ranking

Talent	■	As of June 30, 2026, our Investment Banking franchise has 188 Senior Managing Directors (SMDs), inclusive of the recent joiners and commits mentioned below

	■	Four Investment Banking SMDs have joined Evercore since our last earnings call; Chris Connelly in our Industrials Investment Banking Group, Clay McCoy in Private Capital Advisory, Dennis Cornell in our Private Capital Markets Group and Eric Rabinowitz in our Healthcare Investment Banking Group

	■	Since our last earnings call, seven additional Investment Banking SMDs have committed to join Evercore, in key areas including Restructuring in the U.S. and Europe, Healthcare, Chemicals and Equity Capital Markets, as well as two new hires based in our Frankfurt office

Capital Return	■	Quarterly dividend of $0.89 per share

	■	Returned $822.9 million to shareholders during the first six months of 2026 through dividends and repurchases of 2.3 million shares at an average price of $324.60

NEW YORK, July 29, 2026 – Evercore Inc. (NYSE: EVR) today announced its results for the second quarter ended June 30, 2026.

LEADERSHIP COMMENTARY

John S. Weinberg, Chairman and Chief Executive Officer, "We saw broad-based strength across nearly every business this quarter, reflecting strong client engagement and the benefits of our long-term strategy. We continue to invest in our business and remain focused on creating long-term value for our shareholders."

Roger C. Altman, Founder and Senior Chairman, "We delivered record second quarter revenues, capping off the strongest first half in our history. These results underscore the greater breadth and competitive strength of our Firm."

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Business Segments:

Evercore's business results are categorized into two segments: Investment Banking & Equities and Investment Management. Investment Banking & Equities includes providing advice to clients on mergers, acquisitions, divestitures and other strategic corporate transactions, as well as services related to securities underwriting, private placement services and commissions for agency-based equity trading services and equity research. Investment Management includes Wealth Management and interests in private equity funds which are not managed by the Company, as well as advising third-party investors through affiliates. See pages A-2 to A-8 for further information and reconciliations of these segment results to our U.S. GAAP consolidated results.

Non-GAAP Measures:

Throughout this release certain information is presented on an adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units into Class A shares. Evercore believes that the disclosed adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore's Adjusted Net Income Attributable to Evercore Inc. for the three and six months ended June 30, 2026 was higher than U.S. GAAP principally as a result of the exclusion of the following expenses:

•Acquisition-related compensation charges, reflecting expenses associated with awards granted in conjunction with the Company's acquisition of Robey Warshaw
•Acquisition and Transition Costs, including costs incurred for the impairment of a lease related to the acquisition of Robey Warshaw
•Expenses associated with the amortization of intangible assets and interest cost related to deferred acquisition consideration from the acquisition of Robey Warshaw
•Expense, or reversal of expense, associated with the changes in fair value of contingent consideration issued to the sellers of Robey Warshaw
•Special Charges, Including Business Realignment Costs, reflecting an estimated loss provision for non-U.S. employment taxes for prior periods

Evercore's Adjusted Diluted Shares Outstanding for the three and six months ended June 30, 2026 were higher than U.S. GAAP primarily as a result of the inclusion of Evercore LP Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three and six months ended June 30, 2025 are included in pages A-2 to A-8.

Selected Financial Data – U.S. GAAP Results

The following is a discussion of Evercore's consolidated results on a U.S. GAAP basis. See pages A-4 to A-6 for our business segment results.

Net Revenues

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2026	June 30, 2025	% Change	June 30, 2026	June 30, 2025	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees	$775,590	$697,744	11%	$2,020,329	$1,255,093	61%
Underwriting Fees	97,071	32,206	201%	152,139	86,461	76%
Commissions and Related Revenue	63,535	58,272	9%	126,193	113,382	11%
Investment Management:
Asset Management and Administration Fees	23,655	20,684	14%	46,298	41,667	11%
Other Revenue, net	30,348	24,924	22%	36,818	32,056	15%
Net Revenues	$990,199	$833,830	19%	$2,381,777	$1,528,659	56%

	Three Months Ended			Six Months Ended
	June 30, 2026	June 30, 2025	% Change	June 30, 2026	June 30, 2025	% Change
Total Number of Fees from Advisory and Underwriting Client Transactions(1)	296	245	21%	494	386	28%
Total Number of Fees of at Least $1 million from Advisory and Underwriting Client Transactions(1)	132	111	19%	280	206	36%

Total Number of Underwriting Transactions(1)	26	13	100%	49	27	81%
Total Number of Underwriting Transactions as a Bookrunner(1)	26	13	100%	47	25	88%

1. Includes Equity and Debt Underwriting Transactions.

	As of June 30,
	2026	2025	% Change
Assets Under Management ($ mm)(1)	$16,225	$14,478	12%

1. Assets Under Management reflect end of period amounts from our consolidated Wealth Management business.

Advisory Fees – Second quarter Advisory Fees increased $77.8 million, or 11%, year-over-year, and year-to-date Advisory Fees increased $765.2 million, or 61%, year-over-year, reflecting an increase in revenue earned from large transactions and an increase in the number of advisory fees earned during 2026.

Underwriting Fees – Second quarter Underwriting Fees increased $64.9 million, or 201%, year-over-year, and year-to-date Underwriting Fees increased $65.7 million, or 76%, year-over-year, reflecting an increase in the number of transactions we participated in during 2026.

Commissions and Related Revenue – Second quarter Commissions and Related Revenue increased $5.3 million, or 9%, year-over-year, and year-to-date Commissions and Related Revenue increased $12.8 million, or 11%, year-over-year, primarily reflecting higher trading commissions driven by increased trading volume during 2026.

Asset Management and Administration Fees – Second quarter Asset Management and Administration Fees increased $3.0 million, or 14%, year-over-year, driven by an increase in fees from Wealth

Management clients, as associated AUM increased 12%, from market appreciation and net inflows. Year-to-date Asset Management and Administration Fees increased $4.6 million, or 11%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 12%, from market appreciation and net inflows.

Other Revenue, net – Second quarter Other Revenue, net, increased $5.4 million, or 22%, year-over-year, primarily reflecting higher performance of our investment funds portfolio, as well as higher interest income resulting from higher average balances in interest-bearing assets, partially offset by an increase in interest expense related to the issuance of new senior notes in July 2025. Year-to-date Other Revenue, net, increased $4.8 million, or 15%, year-over-year, primarily reflecting higher interest income resulting from higher average balances in interest-bearing assets, as well as higher performance of our investment funds portfolio, partially offset by an increase in interest expense related to the issuance of new senior notes in July 2025. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program.

Expenses

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2026	June 30, 2025	% Change	June 30, 2026	June 30, 2025	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$641,791	$548,611	17%	$1,545,861	$1,008,436	53%
Compensation Ratio	64.8%	65.8%		64.9%	66.0%
Non-Compensation Costs	$180,517	$134,830	34%	$337,299	$258,650	30%
Non-Compensation Ratio	18.2%	16.2%		14.2%	16.9%
Special Charges, Including Business Realignment Costs	$21,315	$—	NM	$21,315	$—	NM

Employee Compensation and Benefits – Second quarter Employee Compensation and Benefits increased $93.2 million, or 17%, year-over-year, reflecting a compensation ratio of 64.8% for the second quarter of 2026 versus 65.8% for the prior year period. The increase in Employee Compensation and Benefits compared to the prior year period principally reflects higher amortization of prior period deferred compensation awards, higher base salaries and a higher accrual for incentive compensation. Employee Compensation and Benefits for the second quarter of 2026 also includes $7.1 million of costs related to awards granted in conjunction with the acquisition of Robey Warshaw. The Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Year-to-date Employee Compensation and Benefits increased $537.4 million, or 53%, year-over-year, reflecting a year-to-date compensation ratio of 64.9% versus 66.0% for the prior year period. The increase in Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher amortization of prior period deferred compensation awards. Employee Compensation and Benefits for 2026 also includes $14.2 million of costs related to awards granted in conjunction with the acquisition of Robey Warshaw. The Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – Second quarter Non-Compensation Costs increased $45.7 million, or 34%, year-over-year, primarily driven by an increase in travel and related expenses, professional fees, technology and information services and other operating expenses. The increase in travel and related expenses is largely due to higher levels of business activity, elevated travel pricing and increased headcount and the increase in other operating expenses is primarily attributable to an increase in the provision for credit losses. The second quarter Non-Compensation ratio of 18.2% increased from 16.2%

compared to the prior year period. The Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Year-to-date Non-Compensation Costs increased $78.6 million, or 30%, year-over-year, primarily driven by an increase in travel and related expenses, professional fees and technology and information services. The increase in travel and related expenses is largely due to higher levels of business activity, elevated travel pricing and increased headcount and the increase in technology and information services is principally reflecting higher expenses associated with license fees, consulting costs and research services. The year-to-date Non-Compensation ratio of 14.2% decreased from 16.9% compared to the prior year period. The Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period.

Special Charges, Including Business Realignment Costs – Second quarter and year-to-date 2026 Special Charges, Including Business Realignment Costs, reflects an estimated loss provision for non-U.S. employment taxes for prior periods. The Company will continue to review its tax position relating to this matter and will adjust this estimate as appropriate in future periods.

Effective Tax Rate

The second quarter effective tax rate was 27.8% versus 29.3% for the prior year period. The decrease principally reflects an increase in the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The year-to-date effective tax rate was 10.5% versus 1.0% for the prior year period. The increase is primarily attributable to the increase in pre-tax income, as well as an increase in non-deductible expenses and state and local apportionment adjustments, partially offset by the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price.

Selected Financial Data – Adjusted Results

The following is a discussion of Evercore's consolidated results on an Adjusted basis. See pages 3 and A-2 to A-8 for further information and reconciliations of these metrics to our U.S. GAAP results. See pages A-4 to A-6 for our business segment results.

Adjusted Net Revenues

	Adjusted
	Three Months Ended			Six Months Ended
	June 30, 2026	June 30, 2025	% Change	June 30, 2026	June 30, 2025	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees(1)	$775,608	$697,755	11%	$2,020,355	$1,255,066	61%
Underwriting Fees	97,071	32,206	201%	152,139	86,461	76%
Commissions and Related Revenue	63,535	58,272	9%	126,193	113,382	11%
Investment Management:
Asset Management and Administration Fees(2)	24,655	21,488	15%	48,341	43,388	11%
Other Revenue, net	38,646	29,134	33%	54,007	40,459	33%
Net Revenues	$999,515	$838,855	19%	$2,401,035	$1,538,756	56%

1.Advisory Fees on an Adjusted basis reflect the reclassification of earnings (losses) related to our equity method investment in Seneca Evercore of $0.02 million and $0.03 million for the three and six months ended June 30, 2026, respectively, and $0.01 million and ($0.03) million for the three and six months ended June 30, 2025, respectively.

2.Asset Management and Administration Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investment in Atalanta Sosnoff of $1.0 million and $2.0 million for the three and six months ended June 30, 2026, respectively, and $0.8 million and $1.7 million for the three and six months ended June 30, 2025, respectively.

See page 4 for additional business metrics.

Advisory Fees – Second quarter adjusted Advisory Fees increased $77.9 million, or 11%, year-over-year, and year-to-date adjusted Advisory Fees increased $765.3 million, or 61%, year-over-year, reflecting an increase in revenue earned from large transactions and an increase in the number of advisory fees earned during 2026.

Underwriting Fees – Second quarter Underwriting Fees increased $64.9 million, or 201%, year-over-year, and year-to-date Underwriting Fees increased $65.7 million, or 76%, year-over-year, reflecting an increase in the number of transactions we participated in during 2026.

Commissions and Related Revenue – Second quarter Commissions and Related Revenue increased $5.3 million, or 9%, year-over-year, and year-to-date Commissions and Related Revenue increased $12.8 million, or 11%, year-over-year, primarily reflecting higher trading commissions driven by increased trading volume during 2026.

Asset Management and Administration Fees – Second quarter adjusted Asset Management and Administration Fees increased $3.2 million, or 15%, year-over-year, primarily driven by an increase in fees from Wealth Management clients, as associated AUM increased 12%, from market appreciation and net inflows. The increase was also driven by a 24% increase in equity in earnings of affiliates. Year-to-date adjusted Asset Management and Administration Fees increased $5.0 million, or 11%, year-over-year, primarily driven by an increase in fees from Wealth Management clients, as associated AUM increased 12%, from market appreciation and net inflows. The increase was also driven by a 19% increase in equity in earnings of affiliates.

Other Revenue, net – Second quarter adjusted Other Revenue, net, increased $9.5 million, or 33%, year-over-year, primarily reflecting higher performance of our investment funds portfolio, as well as higher interest income resulting from higher average balances in interest-bearing assets. Year-to-date adjusted Other Revenue, net, increased $13.5 million, or 33%, year-over-year, primarily reflecting higher interest income resulting from higher average balances in interest-bearing assets, as well as higher performance of our investment funds portfolio. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program.

Adjusted Expenses

	Adjusted
	Three Months Ended			Six Months Ended
	June 30, 2026	June 30, 2025	% Change	June 30, 2026	June 30, 2025	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$634,647	$548,611	16%	$1,531,631	$1,008,436	52%
Compensation Ratio	63.5%	65.4%		63.8%	65.5%
Non-Compensation Costs	$175,192	$133,193	32%	$325,241	$257,013	27%
Non-Compensation Ratio	17.5%	15.9%		13.5%	16.7%

Employee Compensation and Benefits – Second quarter adjusted Employee Compensation and Benefits increased $86.0 million, or 16%, year-over-year, reflecting an adjusted compensation ratio of 63.5% for the second quarter of 2026 versus 65.4% for the prior year period. The increase in adjusted Employee Compensation and Benefits compared to the prior year period principally reflects higher amortization of prior period deferred compensation awards, higher base salaries and a higher accrual for incentive compensation. The adjusted Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Year-to-date adjusted Employee Compensation and Benefits increased $523.2 million, or 52%, year-over-year, reflecting a year-to-date adjusted compensation ratio of 63.8% versus 65.5% for the prior year period. The increase in adjusted Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher amortization of prior period deferred compensation awards. The adjusted Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – Second quarter adjusted Non-Compensation Costs increased $42.0 million, or 32%, year-over-year, primarily driven by an increase in travel and related expenses, professional fees, technology and information services and other operating expenses. The increase in travel and related expenses is largely due to higher levels of business activity, elevated travel pricing and increased headcount and the increase in other operating expenses is primarily attributable to an increase in the provision for credit losses. The second quarter adjusted Non-Compensation ratio of 17.5% increased from 15.9% compared to the prior year period. The adjusted Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Year-to-date adjusted Non-Compensation Costs increased $68.2 million, or 27%, year-over-year, primarily driven by an increase in travel and related expenses, professional fees and technology and information services. The increase in travel and related expenses is largely due to higher levels of business activity, elevated travel pricing and increased headcount and the increase in technology and information services is principally reflecting higher expenses associated with license fees, consulting costs and research services. The year-to-date adjusted Non-Compensation ratio of 13.5% decreased from 16.7% compared to the prior year period. The adjusted Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period.

Adjusted Effective Tax Rate

The second quarter adjusted effective tax rate was 29.4% versus 30.0% for the prior year period. The decrease principally reflects an increase in the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The year-to-date adjusted effective tax rate was 12.1% versus 0.5% for the prior year period. The increase is primarily attributable to the increase in pre-tax income, as well as an increase in non-deductible expenses and state and local apportionment adjustments, partially offset by the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price.

Liquidity

The Company continues to maintain a strong balance sheet. As of June 30, 2026, cash and cash equivalents were $1.3 billion, investment securities and certificates of deposit were $1.1 billion and current assets exceeded current liabilities by $1.9 billion. Amounts due related to the Notes Payable were $540.0 million at June 30, 2026.

Headcount

As of June 30, 2026 and 2025, the Company employed approximately 2,715 and 2,455 people, respectively, worldwide.

As of June 30, 2026 and 2025, the Company employed 230(1) and 197(2) total Investment Banking & Equities Senior Managing Directors, respectively, of which 188(1) and 159(2), respectively, were Investment Banking Senior Managing Directors.

(1) Senior Managing Director headcount as of June 30, 2026, inclusive of new hires that have joined year-to-date and additionally adjusted to include eight incoming Investment Banking Senior Managing Directors committed to join and to exclude for two known departures.
(2) Senior Managing Director headcount as of June 30, 2025, inclusive of new hires that have joined year-to-date and additionally adjusted to include five incoming Investment Banking Senior Managing Directors committed to join and to exclude for two known departures.

Deferred Compensation

Year-to-date, the Company granted to certain employees 1.7 million unvested restricted stock units ("RSUs") (of which 1.6 million were granted in conjunction with the 2025 bonus awards) with a grant date fair value of $553.0 million.

In addition, year-to-date, the Company granted $100.1 million of deferred cash awards to certain employees, related to our deferred cash compensation program, which were primarily granted in conjunction with the 2025 bonus awards.

The Company recognized compensation expense related to RSUs and our deferred cash compensation program of $174.0 million and $316.3 million for the three and six months ended June 30, 2026, respectively, and $141.8 million and $263.9 million for the three and six months ended June 30, 2025, respectively.

As of June 30, 2026, the Company had 4.4 million unvested RSUs with an aggregate grant date fair value of $1.1 billion. RSUs are expensed over the service period of the award, subject to retirement eligibility, and generally vest over four years.

As of June 30, 2026, the Company expects to pay an aggregate of $318.5 million related to our deferred cash compensation program at various dates through 2030. Amounts due pursuant to this program are expensed over the service period of the award, subject to retirement eligibility, and amounts accrued are reflected in Accrued Compensation and Benefits, a component of current liabilities.

In addition, from time to time, the Company also grants cash and equity-based performance awards to certain employees, the settlement of which is dependent on the performance criteria being achieved.

Capital Return Transactions

On July 28, 2026, the Board of Directors of Evercore declared a quarterly dividend of $0.89 per share to be paid on September 11, 2026 to common stockholders of record on August 28, 2026.

During the second quarter, the Company repurchased 30 thousand shares from employees for the net settlement of stock-based compensation awards at an average price per share of $319.61, and 0.3 million shares at an average price per share of $341.83 pursuant to the Company's share repurchase program. The aggregate 0.3 million shares were acquired at an average price per share of $339.79. Year-to-date, the Company repurchased 1.0 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $343.89, and 1.3 million shares at an average price per share of $311.03 pursuant to the Company's share repurchase program. The aggregate 2.3 million shares were acquired at an average price per share of $324.60.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, July 29, 2026, accessible via telephone and webcast. Investors and analysts may participate in the live conference call by dialing (833) 419-0865 (toll-free domestic) or (785) 838-9333 (international); passcode: EVRQ226. Please register at least 10 minutes before the conference call begins.

A live audio webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in the Americas, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:	Katy Haber
Head of Investor Relations & ESG
InvestorRelations@Evercore.com

Media Contacts:	Jamie Easton
Head of Communications & External Affairs
Communications@Evercore.com

FGS Global
Evercoreus@fgsglobal.com
Evercore-europe@fgsglobal.com

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflects how management views its operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in the following pages.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this release are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2025, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND SIX MONTHS ENDED JUNE 30, 2026 AND 2025
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Revenues
Investment Banking & Equities:
Advisory Fees	$775,590	$697,744	$2,020,329	$1,255,093
Underwriting Fees	97,071	32,206	152,139	86,461
Commissions and Related Revenue	63,535	58,272	126,193	113,382
Asset Management and Administration Fees	23,655	20,684	46,298	41,667
Other Revenue, Including Interest and Investments	38,646	29,134	54,007	40,459
Total Revenues	998,497	838,040	2,398,966	1,537,062
Interest Expense(1)	8,298	4,210	17,189	8,403
Net Revenues	990,199	833,830	2,381,777	1,528,659

Expenses
Employee Compensation and Benefits	641,791	548,611	1,545,861	1,008,436
Occupancy and Equipment Rental	29,726	26,914	56,791	52,645
Professional Fees	33,044	23,133	61,399	45,523
Travel and Related Expenses	35,331	23,984	63,202	46,002
Technology and Information Services	43,961	36,587	84,379	69,954
Depreciation and Amortization	12,577	6,450	25,015	12,426
Execution, Clearing and Custody Fees	3,052	3,180	6,239	6,526
Special Charges, Including Business Realignment Costs	21,315	—	21,315	—
Acquisition and Transition Costs	—	1,637	1,800	1,637
Other Operating Expenses	22,826	12,945	38,474	23,937
Total Expenses	843,623	683,441	1,904,475	1,267,086

Income Before Income from Equity Method Investments and Income Taxes	146,576	150,389	477,302	261,573
Income from Equity Method Investments	1,018	815	2,069	1,694
Income Before Income Taxes	147,594	151,204	479,371	263,267
Provision for Income Taxes	41,094	44,265	50,150	2,538
Net Income	106,500	106,939	429,221	260,729
Net Income Attributable to Noncontrolling Interest	11,223	9,738	32,709	17,344
Net Income Attributable to Evercore Inc.	$95,277	$97,201	$396,512	$243,385

Net Income Attributable to Evercore Inc. Common Shareholders	$95,277	$97,201	$396,512	$243,385

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	38,631	38,715	38,799	38,717
Diluted	41,134	41,213	41,491	41,636

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$2.47	$2.51	$10.22	$6.29
Diluted	$2.32	$2.36	$9.56	$5.85

(1)Includes interest expense on long-term debt, lines of credit and other financing arrangements.

Adjusted Results
Throughout the discussion of Evercore's business and elsewhere in this release, information is presented on an Adjusted basis, which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units and Unvested Restricted Stock Units into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking & Equities and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
–Assumed Exchange of Evercore LP Units into Class A Shares. The Adjusted results assume substantially all Evercore LP Units have been exchanged for Class A shares. Accordingly, the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of substantially all of these previously granted equity interests and IPO related restricted stock units, and thus the Adjusted results reflect their exchange into Class A shares.
–Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results as the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:
–Acquisition and Transition Costs. Costs incurred for the impairment of a lease in the first quarter of 2026 related to the acquisition of Robey Warshaw and professional fees incurred in the second quarter of 2025 related to transitioning acquisitions or divestitures.
–Acquisition-related Compensation Charges. Expenses associated with awards granted in conjunction with the Company's acquisition of Robey Warshaw.
–Amortization of Intangible Assets. Amortization of intangible assets from the acquisition of Robey Warshaw.
–Interest Expense. Interest expense accrued for deferred acquisition consideration issued in the acquisition of Robey Warshaw.
–Fair Value of Contingent Consideration. The expense, or reversal of expense, associated with changes in the fair value of contingent consideration issued to the sellers of Robey Warshaw.
–Special Charges, Including Business Realignment Costs. Expenses during 2026 that are excluded from the Adjusted presentation reflect an estimated loss provision for non-U.S. employment taxes for prior periods.
–Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
–Presentation of Interest Expense. The Adjusted results present Adjusted Investment Banking & Equities Operating Income and Adjusted Investment Management Operating Income before interest expense on debt, lines of credit and other financing arrangements, which are included in interest expense on a U.S. GAAP basis.
–Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a useful presentation.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net Revenues - U.S. GAAP	$990,199	$833,830	$2,381,777	$1,528,659
Income from Equity Method Investments (1)	1,018	815	2,069	1,694
Interest Expense (2)	8,298	4,210	17,189	8,403
Net Revenues - Adjusted	$999,515	$838,855	$2,401,035	$1,538,756

Other Revenue, net - U.S. GAAP	$30,348	$24,924	$36,818	$32,056
Interest Expense (2)	8,298	4,210	17,189	8,403
Other Revenue, net - Adjusted	$38,646	$29,134	$54,007	$40,459

Compensation Expense - U.S. GAAP	$641,791	$548,611	$1,545,861	$1,008,436
Acquisition-related Compensation Charges (3)	(7,144)	—	(14,230)	—
Compensation Expense - Adjusted	$634,647	$548,611	$1,531,631	$1,008,436

Operating Income - U.S. GAAP	$146,576	$150,389	$477,302	$261,573
Income from Equity Method Investments (1)	1,018	815	2,069	1,694
Pre-Tax Income - U.S. GAAP	147,594	151,204	479,371	263,267
Interest Expense (2)	1,413	—	2,833	—
Acquisition-related Compensation Charges (3)	7,144	—	14,230	—
Special Charges, Including Business Realignment Costs (4)	21,315	—	21,315	—
Intangible Asset Amortization (5a)	3,712	—	7,442	—
Acquisition and Transition Costs (5b)	—	1,637	1,800	1,637
Fair Value of Contingent Consideration (5c)	1,613	—	2,816	—
Pre-Tax Income - Adjusted	182,791	152,841	529,807	264,904
Interest Expense (2)	6,885	4,210	14,356	8,403
Operating Income - Adjusted	$189,676	$157,051	$544,163	$273,307

Provision for Income Taxes - U.S. GAAP	$41,094	$44,265	$50,150	$2,538
Income Taxes (6)	12,638	1,615	14,047	(1,197)
Provision for Income Taxes - Adjusted	$53,732	$45,880	$64,197	$1,341

Net Income Attributable to Evercore Inc. - U.S. GAAP	$95,277	$97,201	$396,512	$243,385
Interest Expense (2)	1,413	—	2,833	—
Acquisition-related Compensation Charges (3)	7,144	—	14,230	—
Special Charges, Including Business Realignment Costs (4)	21,315	—	21,315	—
Intangible Asset Amortization (5a)	3,712	—	7,442	—
Acquisition and Transition Costs (5b)	—	1,637	1,800	1,637
Fair Value of Contingent Consideration (5c)	1,613	—	2,816	—
Income Taxes (6)	(12,638)	(1,615)	(14,047)	1,197
Noncontrolling Interest (7)	9,220	8,147	28,894	13,954
Net Income Attributable to Evercore Inc. - Adjusted	$127,056	$105,370	$461,795	$260,173

Diluted Shares Outstanding - U.S. GAAP	41,134	41,213	41,491	41,636
LP Units (8)	2,564	2,321	2,572	2,323
Unvested Restricted Stock Units - Event Based (8)	12	12	12	12
Diluted Shares Outstanding - Adjusted	43,710	43,546	44,075	43,971

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$2.32	$2.36	$9.56	$5.85
Diluted Earnings Per Share - Adjusted	$2.91	$2.42	$10.48	$5.92

Compensation Ratio - U.S. GAAP	64.8%	65.8%	64.9%	66.0%
Compensation Ratio - Adjusted	63.5%	65.4%	63.8%	65.5%

Operating Margin - U.S. GAAP	14.8%	18.0%	20.0%	17.1%
Operating Margin - Adjusted	19.0%	18.7%	22.7%	17.8%

Effective Tax Rate - U.S. GAAP	27.8%	29.3%	10.5%	1.0%
Effective Tax Rate - Adjusted	29.4%	30.0%	12.1%	0.5%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended June 30, 2026				Six Months Ended June 30, 2026
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$775,590	$18	(1)	$775,608	$2,020,329	$26	(1)	$2,020,355
Underwriting Fees	97,071	—		97,071	152,139	—		152,139
Commissions and Related Revenue	63,535	—		63,535	126,193	—		126,193
Other Revenue, net	30,681	8,096	(2)	38,777	36,966	16,874	(2)	53,840
Net Revenues	966,877	8,114		974,991	2,335,627	16,900		2,352,527

Expenses:
Employee Compensation and Benefits	627,299	(7,144)	(3)	620,155	1,516,453	(14,230)	(3)	1,502,223
Non-Compensation Costs	175,789	(5,325)	(5)	170,464	328,445	(12,058)	(5)	316,387
Special Charges, Including Business Realignment Costs	21,315	(21,315)	(4)	—	21,315	(21,315)	(4)	—
Total Expenses	824,403	(33,784)		790,619	1,866,213	(47,603)		1,818,610

Operating Income (a)	$142,474	$41,898		$184,372	$469,414	$64,503		$533,917

Compensation Ratio (b)	64.9%			63.6%	64.9%			63.9%
Operating Margin (b)	14.7%			18.9%	20.1%			22.7%

	Investment Management Segment
	Three Months Ended June 30, 2026				Six Months Ended June 30, 2026
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$23,655	$1,000	(1)	$24,655	$46,298	$2,043	(1)	$48,341
Other Revenue, net	(333)	202	(2)	(131)	(148)	315	(2)	167
Net Revenues	23,322	1,202		24,524	46,150	2,358		48,508

Expenses:
Employee Compensation and Benefits	14,492	—		14,492	29,408	—		29,408
Non-Compensation Costs	4,728	—		4,728	8,854	—		8,854
Total Expenses	19,220	—		19,220	38,262	—		38,262

Operating Income (a)	$4,102	$1,202		$5,304	$7,888	$2,358		$10,246

Compensation Ratio (b)	62.1%			59.1%	63.7%			60.6%
Operating Margin (b)	17.6%			21.6%	17.1%			21.1%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended June 30, 2025				Six Months Ended June 30, 2025
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$697,744	$11	(1)	$697,755	$1,255,093	$(27)	(1)	$1,255,066
Underwriting Fees	32,206	—		32,206	86,461	—		86,461
Commissions and Related Revenue	58,272	—		58,272	113,382	—		113,382
Other Revenue, net	23,949	4,210	(2)	28,159	31,767	8,403	(2)	40,170
Net Revenues	812,171	4,221		816,392	1,486,703	8,376		1,495,079

Expenses:
Employee Compensation and Benefits	535,447	—		535,447	983,476	—		983,476
Non-Compensation Costs	130,773	(1,637)	(5)	129,136	250,547	(1,637)	(5)	248,910
Total Expenses	666,220	(1,637)		664,583	1,234,023	(1,637)		1,232,386

Operating Income (a)	$145,951	$5,858		$151,809	$252,680	$10,013		$262,693

Compensation Ratio (b)	65.9%			65.6%	66.2%			65.8%
Operating Margin (b)	18.0%			18.6%	17.0%			17.6%

	Investment Management Segment
	Three Months Ended June 30, 2025				Six Months Ended June 30, 2025
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$20,684	$804	(1)	$21,488	$41,667	$1,721	(1)	$43,388
Other Revenue, net	975	—		975	289	—		289
Net Revenues	21,659	804		22,463	41,956	1,721		43,677

Expenses:
Employee Compensation and Benefits	13,164	—		13,164	24,960	—		24,960
Non-Compensation Costs	4,057	—		4,057	8,103	—		8,103
Total Expenses	17,221	—		17,221	33,063	—		33,063

Operating Income (a)	$4,438	$804		$5,242	$8,893	$1,721		$10,614

Compensation Ratio (b)	60.8%			58.6%	59.5%			57.1%
Operating Margin (b)	20.5%			23.3%	21.2%			24.3%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT AND CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Investment Banking & Equities
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$775,590	$697,744	$2,020,329	$1,255,093
Underwriting Fees	97,071	32,206	152,139	86,461
Commissions and Related Revenue	63,535	58,272	126,193	113,382
Other Revenue, net	30,681	23,949	36,966	31,767
Net Revenues	966,877	812,171	2,335,627	1,486,703

Expenses:
Employee Compensation and Benefits	627,299	535,447	1,516,453	983,476
Non-Compensation Costs	175,789	130,773	328,445	250,547
Special Charges, Including Business Realignment Costs	21,315	—	21,315	—
Total Expenses	824,403	666,220	1,866,213	1,234,023

Operating Income (a)	$142,474	$145,951	$469,414	$252,680

Investment Management
Net Revenues:
Asset Management and Administration Fees	$23,655	$20,684	$46,298	$41,667
Other Revenue, net	(333)	975	(148)	289
Net Revenues	23,322	21,659	46,150	41,956

Expenses:
Employee Compensation and Benefits	14,492	13,164	29,408	24,960
Non-Compensation Costs	4,728	4,057	8,854	8,103
Total Expenses	19,220	17,221	38,262	33,063

Operating Income (a)	$4,102	$4,438	$7,888	$8,893

Total
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$775,590	$697,744	$2,020,329	$1,255,093
Underwriting Fees	97,071	32,206	152,139	86,461
Commissions and Related Revenue	63,535	58,272	126,193	113,382
Asset Management and Administration Fees	23,655	20,684	46,298	41,667
Other Revenue, net	30,348	24,924	36,818	32,056
Net Revenues	990,199	833,830	2,381,777	1,528,659

Expenses:
Employee Compensation and Benefits	641,791	548,611	1,545,861	1,008,436
Non-Compensation Costs	180,517	134,830	337,299	258,650
Special Charges, Including Business Realignment Costs	21,315	—	21,315	—
Total Expenses	843,623	683,441	1,904,475	1,267,086

Operating Income (a)	$146,576	$150,389	$477,302	$261,573

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED NON-COMPENSATION COSTS
(dollars in thousands)
(UNAUDITED)

	Three Months Ended June 30, 2026
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$29,726	$—		$29,726
Professional Fees	33,044	—		33,044
Travel and Related Expenses	35,331	—		35,331
Technology and Information Services	43,961	—		43,961
Depreciation and Amortization	12,577	(3,712)	(5a)	8,865
Execution, Clearing and Custody Fees	3,052	—		3,052
Other Operating Expenses	22,826	(1,613)	(5c)	21,213
Total Non-Compensation Costs	$180,517	$(5,325)		$175,192

	Three Months Ended June 30, 2025
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$26,914	$—		$26,914
Professional Fees	23,133	—		23,133
Travel and Related Expenses	23,984	—		23,984
Technology and Information Services	36,587	—		36,587
Depreciation and Amortization	6,450	—		6,450
Execution, Clearing and Custody Fees	3,180	—		3,180
Acquisition and Transition Costs	1,637	(1,637)	(5b)	—
Other Operating Expenses	12,945	—		12,945
Total Non-Compensation Costs	$134,830	$(1,637)		$133,193

	Six Months Ended June 30, 2026
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$56,791	$—		$56,791
Professional Fees	61,399	—		61,399
Travel and Related Expenses	63,202	—		63,202
Technology and Information Services	84,379	—		84,379
Depreciation and Amortization	25,015	(7,442)	(5a)	17,573
Execution, Clearing and Custody Fees	6,239	—		6,239
Acquisition and Transition Costs	1,800	(1,800)	(5b)	—
Other Operating Expenses	38,474	(2,816)	(5c)	35,658
Total Non-Compensation Costs	$337,299	$(12,058)		$325,241

	Six Months Ended June 30, 2025
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$52,645	$—		$52,645
Professional Fees	45,523	—		45,523
Travel and Related Expenses	46,002	—		46,002
Technology and Information Services	69,954	—		69,954
Depreciation and Amortization	12,426	—		12,426
Execution, Clearing and Custody Fees	6,526	—		6,526
Acquisition and Transition Costs	1,637	(1,637)	(5b)	—
Other Operating Expenses	23,937	—		23,937
Total Non-Compensation Costs	$258,650	$(1,637)		$257,013

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.
(2)Interest Expense on Debt, Lines of Credit and Other Financing Arrangements is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis. The Adjusted results also reflect the reduction of interest expense accrued for deferred acquisition consideration issued in the acquisition of Robey Warshaw.
(3)Expenses associated with awards granted in conjunction with the Company's acquisition of Robey Warshaw are excluded from the Adjusted presentation.
(4)Expenses during 2026 that are excluded from the Adjusted presentation reflect an estimated loss provision for non-U.S. employment taxes for prior periods.
(5)Non-Compensation Costs on an Adjusted basis reflect the following adjustments:
(5a)The exclusion from the Adjusted presentation of expenses associated with the amortization of intangible assets from the acquisition of Robey Warshaw.
(5b)The exclusion from the Adjusted presentation of costs incurred for the impairment of a lease in the first quarter of 2026 related to the acquisition of Robey Warshaw and professional fees incurred in the second quarter of 2025 related to transitioning acquisitions or divestitures.
(5c)The exclusion from the Adjusted presentation of the expense, or reversal of expense, associated with the changes in fair value of contingent consideration issued to the sellers of Robey Warshaw.
(6)Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
(7)Reflects an adjustment to eliminate noncontrolling interest related to substantially all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.
(8)Assumes the exchange into Class A shares of substantially all Evercore LP Units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP Units are anti-dilutive.